EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:

Storage Computer Corporation	iCapital Finance, Inc.
Peter N. Hood, CFO	Randall Letcavage, Managing Director
(603) 880.3005	(949) 260-8070
phood@storage.com	rletcavage@icapitalfinance.com

STORAGE COMPUTER RETAINS iCAPITAL FINANCE TO

PROVIDE INVESTMENT BANKING SERVICES

Storage Computer Moves to Establish Strategic Marketing Alliances

NASHUA, N.H, July 9, 2003 — Storage Computer Corporation (AMEX: SOS) (www.storage.com), a provider of high-performance storage and data management systems, has announced it has engaged iCapital Finance, Inc. (“iCapital”) of Irvine, California as its investment banking consulting firm to assist the Company in structuring financing, provide access to capital resources, identify candidates for marketing and distribution alliances, and advise the Company’s Directors and management on other strategic decisions.

“iCapital has a direct connection to the investment community which will help us quickly move forward with our strategy to increase revenues, return the Company to profitability with the goal of maximizing shareholder value,” said Ted Goodlander, CEO of Storage Computer. “Their experience will aid in our overall market support and assist us in fostering relationships with capital resources and strategic alliances including distribution and reseller channels. We are pleased to be associated with this aggressive and experienced firm.”

iCapital is one of the premier investment banking consulting firms in the United States catering specifically to small capitalization public companies. With over 50 corporate clients, iCapital has the experience and resources to quickly facilitate financing and to bring strategic alliance candidates to the table.

Randall Letcavage, who is Managing Director and Principal of iCapital Finance and oversees the firm’s Investment Banking Group, states, “We believe that Storage Computer Corporation represents technology in this sector that is poised to become the products of choice for a large number of network users. The company is now moving its sales and marketing direction to include strategic alliances and joint ventures that will help to impact market penetration. iCapital will help facilitate these relationships as well as coordinate the capital needs to move Storage Computer forward”

About iCapital Finance, Inc.

ICapital, based in Irvine California, is a leading investment banking firm specializing in the Micro and Small Cap Public Companies and Middle Market Private Companies offering a wide range of financial advisory services, including equity and debt financing, strategic advisory services and financial consulting. iCapital’s industry experience and financial resources enables it to assist high growth companies meet their corporate objectives. iCapital Finance is located at 2603 Main Street, Suite 1150, Irvine, CA 92614, Office: (949) 260-8070; Fax: (949) 260-0116.

About Storage Computer Corporation

Storage Computer Corporation (AMEX:SOS—News), delivers high performance storage management solutions, develops and manufactures software-driven, multi-host storage solutions for powering advanced business applications. Based on open system commodity hardware components and architectures, Storage Computer’s high-bandwidth storage technologies supports a great variety of applications, including advanced database activities, interactive multi-media, multi-cast video content, medical imaging and more. Company information may be found at http://www.storage.com.

This press release may contain forward-looking statements to future events or future financial performance that involves risks and uncertainties. These statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. These statements are only predictions and actual results could differ materially from those anticipated in these statements based upon a number of factors including those uncertainties and risk factors detailed from time to time in reports filed by Storage Computer Corporation with the Securities and Exchange Commission, including our most recent reports on Form 10-K and 10-Q.